Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement on Form S-1 (No. 333-216040) and related Prospectus of Boston Omaha Corporation of our report dated January 9, 2017, relating to the financial statements and financial statement schedules of United Casualty and Surety Insurance Company, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Stowe & Degon, LLC

Westborough, Massachusetts

June 13, 2017